PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31683, No. 333-31685 and No. 333-66659)
         and on Form S-3 (No. 333-67101 and No. 333-67467) of Planet Hollywood International, Inc. of our report dated March 26, 1999 which is incorporated in this Annual Report on Form 10-K, as amended.

         PRICEWATERHOUSECOOPERS LLP

         Orlando, Florida
         April 8, 1999